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                                                                   Exhibit 10.21

                                    MICROISLET, INC. 2005 EQUITY INCENTIVE PLAN
                                               FORM:     STOCK OPTION AGREEMENT
                                        APPROVED BY:     COMPENSATION COMMITTEE
                                            VERSION:              DECEMBER 2007


                                MICROISLET, INC.
                           2005 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT
                             ----------------------

                  Unless otherwise defined herein, the terms defined in the MicroIslet, Inc. 2005 Equity Incentive Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

I.       NOTICE OF STOCK OPTION GRANT.
         -----------------------------

         You have been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         Name of Optionee:                  ____________________________________

         Total Number of Shares Granted:    ____________________________________

         Type of Option:                    _____ Incentive Stock Option

                                            __X__ Nonstatutory Stock Option


         Exercise Price per Share:          $___________________________________

         Grant Date:                        ____________________________________

         Vesting Commencement Date:         ____________________________________

         Vesting Schedule:                  This option may be exercised, in
                                            whole or in part, in accordance with
                                            the following schedule:

                                            1/6 of the Shares subject to the
                                            option shall vest 6 months after the
                                            Vesting Commencement Date, and 1/36
                                            of the Shares subject to the option
                                            shall vest each month thereafter,
                                            subject to the optionee continuing
                                            to be a Service Provider on such
                                            dates.

         Termination Period:                This option may be exercised for
                                            three months after the optionee
                                            ceases to be a Service Provider. The
                                            Administrator determines when the
                                            optionee incurs a Termination of
                                            Service for this purpose. Upon the
                                            death or Total and Permanent
                                            Disability of the optionee, this
                                            option may be exercised for 12
                                            months after the optionee ceases to
                                            be a Service Provider. In no event

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                                            shall this option be exercised later
                                            than the Term/Expiration Date
                                            provided for below. These time
                                            periods may be extended as set forth
                                            in Section II.I and Section II.J
                                            below.

         Term/Expiration Date:              10 years after Grant Date

II.      AGREEMENT.
         ----------

         A. GRANT OF OPTION. The Administrator hereby grants to the optionee named in the Notice of Stock Option Grant attached as Part I of this Option Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"), subject to the terms and conditions of this Option Agreement and the Plan. This Option is intended to be an Incentive Stock Option ("ISO") or a Nonstatutory Stock Option ("NSO"), as provided in the Notice of Stock Option Grant.

         B. EXERCISE OF OPTION.

                  1. VESTING/RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Stock Option Grant, this Option Agreement and the applicable provisions of the Plan. This Option will in no event become exercisable for additional Shares after a Termination of Service for any reason. Notwithstanding the foregoing, this Option becomes exercisable in full if the Company is subject to a Change in Control before the Optionee's Termination of Service, and the Optionee is subject to an Involuntary Termination (defined below) in anticipation of or within 12 months after the Change in Control. For purposes of this Option, the term "Change in Control" shall not include any underwritten public offering of Shares registered under the Securities Act of 1933, as amended (the "Act"). This Option may also become exercisable in accordance with Section II.J. below.

                  The term "Involuntary Termination" shall mean the Optionee's Termination of Service by reason of the involuntary discharge of the Optionee by the Company (or the Affiliate employing him or her) for reasons other than Cause (defined below), death or Total and Permanent Disability. The term "Cause" shall mean (1) the Optionee's theft, dishonesty, or falsification of any documents or records of the Company or any Affiliate; (2) the Optionee's improper use or disclosure of confidential or proprietary information of the Company or any Affiliate; (3) any action by the Optionee which has a detrimental effect on the reputation or business of the Company or any Affiliate; (4) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Optionee of any employment or service agreement between the Optionee and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement;
(6) the Optionee's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee's ability to perform his or her duties with the Company or an Affiliate; or (7) violation of a material Company policy.

                  2. METHOD OF EXERCISE. This Option is exercisable by delivering to the Administrator a fully executed "Exercise Notice" or by any other method approved by the Administrator. The Exercise Notice shall provide that the Optionee is electing to exercise the Option, the number of Shares in


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respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Administrator. The Exercise Notice shall be accompanied by payment of the full aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Administrator of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. The Optionee is responsible for filing any reports of remittance or other foreign exchange filings required in order to pay the Exercise Price.

         C. LIMITATION ON EXERCISE. The grant of this Option and the issuance of Shares upon exercise of this Option is subject to compliance with all Applicable Laws. This Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any Applicable Laws. In addition, this Option may not be exercised unless (i) a registration statement under the Act is in effect at the time of exercise of this Option with respect to the Shares or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. As a condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Any shares which are issued pursuant to an exemption from the registration requirements of the Act will be "restricted securities" as that term is defined in Rule 144 under the Act, and will bear an appropriate restrictive legend, unless they are registered under the Act. The Company is under no obligation to register the Shares issuable upon exercise of this Option.

         D. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following methods; provided, however, the payment shall be in strict compliance with all procedures established by the Administrator:

                  1. cash;

                  2. check or wire transfer;

                  3. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator, also known as a "cashless exercise" (provided that Officers and Directors shall not be permitted to use this procedure if this procedure would violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended); or

                  4. any combination of the foregoing methods of payment.

         E. LEAVE OF ABSENCE. The Optionee shall not incur a Termination of Service when the Optionee goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company (or Affiliate employing him or her) in writing and if continued crediting of service is required by the terms of the leave or by applicable law. However, the Optionee incurs a Termination of Service when the approved leave ends, unless the Optionee immediately returns to active work.

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                  For purposes of ISOs, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company (or Affiliate employing him or her) is not so provided by statute or contract, the Optionee shall be deemed to have incurred a Termination of Service on the first day immediately following such three month period of leave for ISO purposes and this Option shall cease to be treated as an ISO and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

         F. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. This Option may not be assigned, pledged or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment or similar process. Notwithstanding the foregoing, if this Option is designated as a Nonstatutory Stock Option, the Administrator may, in its sole discretion, allow the Optionee to transfer this Option as a gift to one or more family members. For purposes of this Option Agreement, "family member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing the Optionee's household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which the Optionee or one or more of these persons control the management of assets, and any entity in which the Optionee or one or more of these persons own more than 50% of the voting interest.

         G. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with this Option Agreement and the Plan.

         H. TAX OBLIGATIONS.

                  1. WITHHOLDING TAXES. The Optionee agrees to make appropriate arrangements with the Administrator for the satisfaction of all applicable Federal, state, local, and foreign income taxes, employment tax, and any other taxes that are due as a result of the Option exercise. With the Administrator's consent, these arrangements may include withholding Shares that otherwise would be issued to the Optionee pursuant to the exercise of this Option. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                  2. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the exercise of the ISO on or before the later of
(i) the date two years after the Grant Date, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Administrator in


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writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

         I. EXTENSION IF THE OPTIONEE SUBJECT TO SECTION 16(B). If a sale within the applicable Termination Period set forth in Section I of Shares acquired upon the exercise of this Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, this Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's Termination of Service, or (iii) the Expiration Date.

         J. SPECIAL TERMINATION PERIOD. The Company has established an Insider Trading Policy (as such policy shall be amended from time to time, the "Policy") relative to trading while in possession of material, undisclosed information. Under the Policy, officers, directors, employees and consultants of the Company and its subsidiaries are prohibited from trading in securities of the Company during certain "Blackout Periods" as described in the Policy. If (i) the last day of the Termination Period set forth in Section I is during such a Blackout Period, or (ii) exercise of the Option on the last day of the Termination Period set forth in Section I is prevented by operation of Section II.C above, then this Option shall automatically remain exercisable until fourteen (14) days after (x) the first date on which such Blackout Period is no longer applicable to the Optionee (if sale of Shares was prevented by clause (i) above) and/or (y) the first date after the last day of the Termination Period that the Option becomes exercisable (if exercise was prevented by clause (ii) above). Notwithstanding the provisions of this Section II.J, in no event may this Option by exercised after the Expiration Date.

         K. CHANGE IN CONTROL. In the event of a Change in Control prior to the Optionee's Termination of Service, the Option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee will fully vest in and have the right to exercise the Option. In addition, if the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Optionee in writing or electronically that the Option will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option will terminate upon the expiration of such period.

         L. RESTRICTIONS ON RESALE. The Optionee agrees not to sell any Shares at a time when Applicable Law, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction shall apply as long as the Optionee is a Service Provider and for such period of time after the Optionee's Termination of Service as the Administrator may specify.

         M. LOCK-UP AGREEMENT. The Optionee hereby agrees that in connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares (including but not limited to Shares subject to this Option) or any rights to acquire Shares of the Company for such period of time beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at


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the time as may be established by the underwriters for such public offering;
provided, however, that such period of time shall end not later than one hundred eighty (180) days from the effective date of such registration statement. The foregoing limitation shall not apply to shares registered for sale in such public offering.

         N. ENTIRE AGREEMENT; GOVERNING LAW. This Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

         O. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

                  By the Optionee's signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement and the Plan. Additionally, by the Optionee's signature below, the Optionee hereby represents and warrants to the Company: (1) that the Optionee is acquiring this Option for the Optionee's own account and has no intention of distributing, transferring or selling all or any part of this Option except in accordance with the terms of this Option Agreement and Section 25102(f) of the California Securities Law of 1968, as amended; and (2) that the Optionee has either (i) preexisting personal or business relationships with the Company or one or more of its officers, directors or controlling persons, or (ii) the capacity to protect the Optionee's own interests in connection with the grant of this Option by virtue of the Optionee's own business or financial expertise (or by the business of financial expertise of any professional advisors of the Optionee who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly). The Optionee has reviewed this Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Option Agreement and the Plan.

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                  The Optionee further agrees that the Company may deliver by email all documents relating to the Plan or this Option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Optionee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

OPTIONEE:                                   MICROISLET, INC.


_________________________                   By ____________________________
Signature

_________________________                   Title _________________________
Print Name

_________________________
Residence Address
________________________



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